Exhibit 99.1
Oxford Industries, Inc. Press Release
222 Piedmont Avenue, N.E. • Atlanta, Georgia 30308

Contact:	J. Reese Lanier, Jr.
Telephone:	(404) 653-1446
Fax:	(404) 653-1545
E-Mail:	rlanier@oxfordinc.com

FOR IMMEDIATE RELEASE
October 9, 2007
Oxford Industries Announces Quarterly Results
— Adopts New Fiscal Calendar —
ATLANTA, GA. — Oxford Industries, Inc. (NYSE:OXM) announced today financial results for its fiscal quarter ended August 31, 2007. Consolidated net sales for the fiscal quarter declined to $237.9 million from $284.1 million in the first quarter of fiscal 2007, which ended September 1, 2006. Diluted earnings from continuing operations per common share for the quarter ended August 31, 2007 were $0.27 compared to $0.63 in the first quarter of fiscal 2007.
“Our quarterly results reflect the difficult condition of the retailing market,” commented J. Hicks Lanier, Chairman and CEO of Oxford Industries, Inc. “However, the positioning of our key brands continues to be healthy. We continue to advance our strategy to rationalize our less profitable businesses and focus on the branded lifestyle market. We believe that the slowdown in our Tommy Bahama business is related to current market conditions, but that the Tommy Bahama brand remains strong and the business is well-positioned to rebound as these conditions abate. We are encouraged by continued progress in the repositioning of the Ben Sherman business in both the U.S. and the U.K.”
The Company also announced that it has elected to shift its fiscal calendar to end each year at the end of the Saturday closest to January 31st. The Company believes that this change will better align its reporting schedule with its industry peers and major customers and will eliminate the perceived reporting lag associated with the Company’s current fiscal calendar. The new calendar coincides with the National Retail Federation’s reporting calendar. As a result of implementing this change, the Company will report an eight month transition period that commenced on June 2, 2007 and will conclude on February 2, 2008. In this release, the Company refers to the eight month transition period ending February 2, 2008 as “transition period 2008” and refers to the fiscal quarter ended August 31, 2007 as the “first quarter of transition period 2008.”

Tommy Bahama reported a net sales decrease of 4.8% to $99.2 million for the first quarter of transition period 2008 from $104.1 million in the first quarter of fiscal 2007. The Company believes that challenging consumer credit and residential real estate markets, particularly in Florida, California, Arizona and Nevada, negatively impacted retail sales in Tommy Bahama’s own retail stores and its customers’ stores. These four states represented approximately two-thirds of Tommy Bahama’s own retail store sales in fiscal 2007.
Tommy Bahama concluded the first quarter of transition period 2008 with 69 retail stores compared to 62 stores at the end of the first quarter of fiscal 2007. Tommy Bahama’s operating income for the first quarter of transition period 2008 decreased to $13.1 million from $16.8 million in the first quarter of fiscal 2007 due to lower sales volume and a higher level of expenses associated with the operation of additional stores.
Ben Sherman reported a net sales decline of 3.9% to $37.6 million for the first quarter of transition period 2008 compared to $39.1 million in the first quarter of fiscal 2007. The sales decrease was expected as the Company continued to see the effects of tighter distribution of Ben Sherman® products associated with the brand’s re-positioning, as well as the discontinuation of the Evisu denim sales. The Company elected to cease distributing Evisu denim products following Spring 2007 deliveries. Operating income for Ben Sherman declined to $0.7 million in the first quarter of transition period 2008 from $1.9 million in the first quarter of fiscal 2007 due to lower sales volume and expenses associated with three new retail stores.
Net sales for Lanier Clothes declined 12.5% to $35.6 million in the first quarter of transition period 2008 from $40.7 million in the first quarter of fiscal 2007. Operating income for Lanier Clothes declined to $0.3 million in the first quarter of transition period 2008 from $2.5 million in the first quarter of fiscal 2007. The Company attributed the decline in net sales and operating income in this group to a very challenging environment for tailored clothing, particularly in the chain and department store channels of distribution.
Oxford Apparel was responsible for the bulk of the Company’s consolidated sales decline in the first quarter of transition period 2008. The group reported net sales of $65.3 million for the period, down 34.0% from $99.0 million in the first quarter of fiscal 2007. The net sales decline was anticipated as Oxford Apparel continued to focus on key categories and to exit certain lines of business. Operating income for Oxford Apparel was $3.6 million for the first quarter of transition period 2008, down 41.9% from $6.2 million in the first quarter of fiscal 2007. The decline in profitability was driven by lower sales volume and charges of approximately $1.0 million associated with the pending sale of Oxford Apparel’s last owned manufacturing facility.
Consolidated gross margins for the first quarter of transition period 2008 increased to 41.0% from 38.1% in the first quarter of 2007. The improvement in gross margin was driven primarily by an increase in branded and retail sales as a percentage of total net sales.

Selling, general and administrative expenses, or SG&A, for the first quarter of transition period 2008 increased to $88.9 million, or 37.3% of net sales, from $86.4 million, or 30.4% of net sales, in the first quarter of fiscal 2007. The increase in SG&A expenses as a percentage of net sales was due primarily to de-leveraging associated with lower sales volume and to the increased proportion of branded and retail sales.
Royalty and other operating income for the first quarter of transition period 2008 grew 30.8% to $3.8 million from $2.9 million in the first quarter of fiscal 2007 due to an increase in sales of licensed products.
Accounts receivable at August 31, 2007 declined to $123.0 million from $157.6 million at the end of the first quarter of fiscal 2007. Total inventories at August 31, 2007 increased by 11.3% to $155.1 million from $139.4 million at the end of the first quarter of fiscal 2007. The Company attributed the growth in Tommy Bahama’s inventory to the deferral of certain wholesale shipments and inventory to support additional retail stores. Excess inventory due to lower than planned sales in the Lanier Clothes business also contributed to the inventory increase.
The Company expects net sales and earnings for the second quarter of transition period 2008, which commenced on September 1, 2007 and will conclude on November 30, 2007, and the two month period commencing December 1, 2007 and ending February 2, 2008 to be flat to slightly higher than the comparable periods last year. For the second quarter of fiscal 2007, net sales were $291.0 million and diluted earnings from continuing operations per common share were $0.68. For the two months ended February 2, 2007, net sales were $164.4 million and diluted earnings from continuing operations per common share were $0.16. In light of the Company’s change in its fiscal year, previously announced guidance for the 12 months ending May 30, 2008 should not be relied upon.
The Company will hold a conference call with senior management to discuss its financial results at 8:30AM ET today. A live web cast of the conference call will be available on the Company’s web site at www.oxfordinc.com. Please visit the web site at least 15 minutes before the call to register for the teleconference web cast and download any necessary software. A replay of the call will be available through October 24, 2007. To access the telephone replay, participants should dial (719) 457-0820. The access code for the replay is 8309784. A replay of the web cast will also be available following the teleconference on Oxford Industries’ corporate web site at www.oxfordinc.com.

Oxford Industries, Inc. is a producer and marketer of branded and private label apparel for men, women and children. Oxford provides retailers and consumers with a wide variety of apparel products and services to suit their individual needs. Oxford’s brands include Tommy Bahama®, Indigo Palms®, Island Soft®, Ben Sherman®, Arnold Brant®, Ely & Walker® and Oxford Golf®. The Company also holds exclusive licenses to produce and sell certain product categories under the Tommy Hilfiger®, Kenneth Cole®, Nautica®, Geoffrey Beene®, Dockers®, and Oscar de la Renta® labels. Oxford’s wholesale customers are found in every major channel of distribution, including national chains, specialty catalogs, mass merchants, department stores, specialty stores and Internet retailers.
Oxford’s stock has traded on the NYSE since 1964 under the symbol OXM. For more information, please visit our website at www.oxfordinc.com.
CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS
Various statements in this press release, in future filings by us with the Securities and Exchange Commission and in oral statements made by or with the approval of our management include forward-looking statements about future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. We intend for all such forward-looking statements contained herein, the entire contents of our website, and all subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf to be covered by the safe harbor provisions for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Important assumptions relating to these forward-looking statements include, among others, assumptions regarding demand for our products, expected pricing levels, raw material costs, the timing and cost of planned capital expenditures, expected outcomes of pending litigation and regulatory actions, competitive conditions, general economic conditions and expected synergies in connection with acquisitions and joint ventures. Forward-looking statements reflect our current expectations, based on currently available information, and are not guarantees of performance. Although we believe that the expectations reflected in such forward-looking statements are reasonable, these expectations could prove inaccurate as such statements involve risks and uncertainties, many of which are beyond our ability to control or predict. Should one or more of these risks or uncertainties, or other risks or uncertainties not currently known to us or that we currently deem to be immaterial, materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. You are encouraged to review the information in our Form 10-K for the fiscal year ended June 1, 2007 under the heading “Risk Factors” (and those described from time to time in our future reports filed with the Securities and Exchange Commission), which contains additional important factors that may cause our actual results to differ materially from those projected in any forward-looking statements. We disclaim any intention, obligation or duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

OXFORD INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
(in thousands, except per share amounts)

	First Quarter
	Transition Period
	2008	Fiscal 2007

Net sales	$237,947	$284,078
Cost of goods sold	140,496	175,967

Gross profit	97,451	108,111

Selling, general and administrative	88,861	86,446
Amortization of intangible assets	1,190	1,547

	90,051	87,993
Royalties and other operating income	3,784	2,892

Operating income	11,184	23,010
Interest expense, net	4,996	5,492

Earnings before income taxes	6,188	17,518
Income taxes	1,412	6,363

Net earnings from continuing operations	4,776	11,155
Earnings (loss) from discontinued operations, net of taxes	—	(205)

Net earnings	$4,776	10,950

Net earnings from continuing operations per common share:
Basic	$0.27	$0.63
Diluted	$0.27	$0.63

Earnings (loss) from discontinued operations per common share:
Basic	$0.00	$(0.01)
Diluted	$0.00	$(0.01)

Net earnings per common share:
Basic	$0.27	$0.62
Diluted	$0.27	$0.62

Weighted average common shares outstanding:
Basic	17,782	17,594
Dilutive impact of options and restricted shares	158	184

Diluted	17,940	17,778

Dividends per common share	$0.18	$0.15

OXFORD INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except par amounts)

	August 31, 2007	September 1, 2006

Assets
Current Assets:
Cash and cash equivalents	$15,737	$10,742
Receivables, net	123,020	157,592
Inventories	155,135	139,444
Prepaid expenses	22,550	23,857
Current assets related to discontinued operations, net	—	18,132

Total current assets	316,442	349,767
Property, plant and equipment, net	89,058	73,527
Goodwill, net	223,474	200,228
Intangible assets, net	234,835	234,390
Other non-current assets, net	29,833	27,896

Total Assets	$893,642	$885,808

Liabilities and Shareholders’ Equity
Current Liabilities:
Trade accounts payable and other accrued expenses	$90,402	$102,428
Accrued compensation	14,592	16,367
Additional acquisition cost payable	320	—
Income taxes payable	1,671	8,468
Short-term debt and current maturities of long-term debt	407	122
Current liabilities related to discontinued operations	—	11,488

Total current liabilities	107,392	138,873
Long-term debt, less current maturities	209,139	226,864
Other non-current liabilities	49,522	32,433
Deferred income taxes	71,288	78,404
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, $1.00 par value; 30,000 authorized and none issued and outstanding at August 31, 2007 and September 1, 2006	—	—
Common stock, $1.00 par value; 60,000 authorized and 17,872 issued and outstanding at August 31, 2007 and 17,723 issued and outstanding at September 1, 2006	17,872	17,723
Additional paid-in capital	82,829	76,461
Retained earnings	343,019	309,261
Accumulated other comprehensive income	12,581	5,789

Total shareholders’ equity	456,301	409,234

Total Liabilities and Shareholders’ Equity	$893,642	$885,808

OXFORD INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	First Quarter
	Transition Period
	2008	Fiscal 2007

Cash Flows from Operating Activities:
Net earnings from continuing operations	$4,776	$11,155
Adjustments to reconcile net earnings from continuing operations to net cash provided by (used in) operating activities:
Depreciation	4,257	3,747
Amortization of intangible assets	1,190	1,547
Amortization of deferred financing costs and bond discount	617	617
Stock compensation expense	641	840
Loss on the sale of property, plant and equipment	893	18
Equity loss (income) from unconsolidated entities	(392)	(97)
Deferred income taxes	(901)	(47)
Changes in working capital:
Receivables	15,487	(12,973)
Inventories	(17,513)	(15,614)
Prepaid expenses	(750)	(4,132)
Current liabilities	(11,513)	(7,975)
Other non-current assets	654	1,356
Other non-current liabilities	2,500	2,440

Net cash used in operating activities	(54)	(19,118)
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(21,562)	(12,111)
Investment in unconsolidated entities	(162)	(9,063)
Purchases of property, plant and equipment	(6,896)	(3,556)
Proceeds from sale of property, plant and equipment	122	—

Net cash used in investing activities	(28,498)	(24,730)
Cash Flows from Financing Activities:
Repayment of financing arrangements	(3,683)	(27,048)
Proceeds from financing arrangements	13,479	53,835
Proceeds from issuance of common stock	604	886
Dividends on common stock	(3,216)	(5,304)

Net cash provided by financing activities	7,184	22,369
Cash Flows from Discontinued Operations:
Net operating cash flows provided by discontinued operations	—	21,650

Net cash provided by discontinued operations	—	21,650

Net change in cash and cash equivalents	(21,368)	171
Effect of foreign currency translation on cash and cash equivalents	223	92
Cash and cash equivalents at the beginning of period	36,882	10,479

Cash and cash equivalents at the end of period	$15,737	$10,742

OXFORD INDUSTRIES, INC.
OPERATING GROUP INFORMATION
(UNAUDITED)
(in thousands)

	First Quarter
	Transition Period 2008	Fiscal 2007

Net Sales
Tommy Bahama	$99,198	$104,148
Ben Sherman	37,557	39,092
Lanier Clothes	35,581	40,682
Oxford Apparel	65,335	99,037
Corporate and Other	276	1,119

Total Net Sales	$237,947	$284,078

Operating Income
Tommy Bahama	$13,067	$16,835
Ben Sherman	742	1,920
Lanier Clothes	307	2,496
Oxford Apparel	3,601	6,195
Corporate and Other	(6,533)	(4,436)

Total Operating Income	11,184	23,010
Interest expense, net	4,996	5,492

Earnings before income taxes	$6,188	$17,518